UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 18, 2005

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25601 (Commission File Number)	77-0409517 (IRS Employer Identification No.)

1745 Technology Drive
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-333-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

     On February 18, 2005, the Nominating and Corporate Governance Committee of the Board of Directors of Brocade Communications Systems, Inc. (the “Company”) approved additional compensation for non-employee members of the Company’s Board of Directors. Each non-employee director who serves on a standing committee of the Board of Directors will receive $1,500 for each committee meeting the director attends in person and $1,000 for each committee meeting in which the director participates by telephone. In addition, each non-employee director who serves as chairman of a standing committee of the Board of Directors will receive an annual cash payment of $5,000, and the non-employee Lead Director will receive an annual cash payment of $15,000. These fees are effective for all service which has occurred during the Company’s fiscal year 2005, including meetings that occurred prior to the date of approval.

     The existing annual fee of $25,000, which is paid to each non-employee director, and the standing committee service fees of $5,000 for each member of the Compensation Committee and Nominating and Corporate Governance Committee, and $10,000 for each member of the Audit Committee, remain in effect.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Date: February 24, 2005	By:	/s/ Antonio Canova
Antonio Canova
Chief Financial Officer and Vice President, Administration

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